UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 25, 2007

VELOCITY EXPRESS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28452	87-0355929
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Morningside Drive North Bldg. B, Suite 300 Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (203) 349-4160

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 25, 2007, Velocity Express Corporation (the “Company”) entered into a third supplemental indenture (the “Supplemental Indenture”) modifying the indenture governing their 12.0% Senior Secured Notes due 2014 (the “Notes”). The Supplemental Indenture (1) temporarily reduces the requirement that the Company maintain at all times cash and cash equivalents subject to specified liens under the minimum cash covenant to $4.0 million, which becomes a permanent reduction upon satisfaction of certain conditions; (2) waives the requirement in the debt incurrence covenant regarding the reduction of the credit facility basket with respect to the possible sale of the Company’s Canadian subsidiary and (3) waives the requirement in the asset sales covenant that requires a permanent reduction in credit facilities from the net proceeds of asset sales with respect to the possible sale of the Company’s Canadian subsidiary. An allonge to the existing Notes also raises the interest rate payable on the Notes from 12.0% to 13.0%. As previously disclosed, the Company received consents from a majority of the Note holders pursuant to a consent solicitation.

As a condition to and in connection with executing the Supplemental Indenture, the Company entered into an amendment (the “Amendment”), effective as of July 13, 2007, to the credit agreement among the Company, certain of its subsidiaries, Wells Fargo Foothill, Inc. as administrative agent (the “Agent”), and the lenders party thereto (as amended, the “Credit Agreement”). The Amendment: (i) permits the sale of the Canadian subsidiary (or the assets thereof), (ii) provides that the Company need not apply to repay borrowings under the Credit Agreement proceeds of the sale of the Canadian subsidiary or certain treasury stock or offerings of equity, (iii) permits the increase of the interest rate on the Notes from 12.0% to 13.0% and (iv) establishes a borrowing base reserve of $400,000, which reserve shall be reduced to zero when the Company delivers to the Agent its financial statements for its fiscal quarter ending Dec. 31, 2007, provided no event of default under the Credit Agreement then exists.

The foregoing description of the Supplemental Indenture and the Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of such agreements, incorporated by reference herein.

Copies of the Supplemental Indenture and the Amendment are filed as Exhibits 10.1 and 10.2 to this report, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Third Supplemental Indenture, dated July 25, 2007, among Velocity Express Corporation, the guarantors party thereto and Wells Fargo Bank, N.A., as trustee.

10.2	Amendment No. 7, dated July 13, 2007, to Credit Agreement dated as of December 22, 2006 among Velocity Express Corporation, the subsidiaries thereof party thereto, Wells Fargo Foothill, Inc., as arranger and administrative agent, and the several lenders from time to time party thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VELOCITY EXPRESS CORPORATION

By:	/s/ Mark T. Carlesimo
Name:	Mark T. Carlesimo
Title:	Secretary and General Counsel

Date: July 25, 2007

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Exhibit Index

Exhibit Number	Document
10.1	Third Supplemental Indenture, dated July 25, 2007.

10.2	Amendment No. 7, dated July 13, 2007, to Credit Agreement dated as of December 22, 2006 among Velocity Express Corporation, the subsidiaries thereof party thereto, Wells Fargo Foothill, Inc., as arranger and administrative agent, and the several lenders from time to time party thereto.

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